Exhibit 99.1
n e w s  r e l e a s e
QLT ANNOUNCES SECOND QUARTER RESULTS FOR 2008

For Immediate Release	July 29, 2008
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today reported financial results for the second quarter ended June 30, 2008. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“We are very pleased to report that we made steady progress on all fronts during the second quarter of 2008,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “We have made significant strides in delivering on our corporate restructuring plans that we previously announced in January of this year. In the second quarter, we signed agreements to divest two of our assets, which include the land and building at our headquarters in Vancouver as well as our former acne product, Aczone®. Moreover, we are encouraged by the quarter over quarter increase we saw in Visudyne® sales and Eligard®’s performance continues to beat our internal expectations.”
“As we look forward to the rest of the year, in the fourth quarter we are expecting data from our CORE study, which is examining our punctal plug elution technology in controlling intraocular pressure in glaucoma patients, as well as our Visudyne RADICAL trial. We look forward to providing you with these updates as they become available.”
2008 2Q FINANCIAL RESULTS
Worldwide Product Sales
As previously announced, global Visudyne sales for the second quarter were $40.7 million, a decrease of 31.5% from sales in the second quarter of 2007. Sales in the U.S. were $10.1 million, down 1.8% from the prior-year second quarter, while sales outside the U.S. were $30.6 million, down 37.7% from the prior year. The drop in Visudyne sales was primarily due to the approval and reimbursement in Europe of alternative therapeutics for age-related macular degeneration. However, Visudyne’s sales for the second quarter increased 11.5% over the first quarter of 2008.
Worldwide Eligard sales in the second quarter were $60.3 million, an increase of 34.9% over the second quarter of 2007. U.S. sales of $19.9 million were up 3.0% from last year’s second quarter, while sales outside the U.S. increased 59.1% to $40.4 million.
QLT Revenues
For the second quarter, total revenue of $13.7 million was down 28.0% from the second quarter of 2007 due primarily to the drop in worldwide Visudyne product sales. QLT’s share of profit from Visudyne sales in the second quarter was 23.2%, down slightly from 24.2% a year ago. All royalty and product revenues derived from Eligard product sales are now included in Income (Loss) from Discontinued Operations.

QLT Expenses
For the second quarter of 2008, expenditures for research and development (R&D) were $8.1 million compared to $8.7 million in the same period of 2007. The decrease occurred as increased spending on the punctal plug program was more than offset by declines related to preclinical research. Selling, general and administrative (SG&A) expense was $4.6 million, down slightly from $4.7 million in the second quarter of 2007.
Operating Loss
Operating loss for the second quarter was $7.0 million, compared to an operating loss of $108.9 million in the prior-year quarter. The improvement from last year was a result of a $109.9 million litigation charge reported last year related to the trial decision in the MEEI litigation.
Income (Loss) from Discontinued Operations
Loss from Discontinued Operations was $0.6 million for the second quarter compared to income of $2.1 million in the second quarter last year. The loss in the 2008 second quarter includes a non-cash charge of $3.5 million to write-down some raw material dapsone inventory that was not transferred to Allergan Sales, LLC as part of the Aczone divestment. Excluding this charge, the Income from Discontinued Operations improved primarily due to higher revenue and contribution from Eligard.
Earnings Per Share (EPS) / Loss Per Share
QLT reported a loss per share of $0.10 in the second quarter of 2008 compared to a loss per share of $0.92 in the prior-year quarter. The improvement was a result of the charge last year for the MEEI litigation.
In the second quarter, non-GAAP EPS was $0.02, as the restructuring charge, stock compensation, inventory charges, accrued cost of sales re: MEEI and other charges were backed out of GAAP EPS. The full reconciliation of GAAP to non-GAAP EPS for the second quarter is provided in Exhibit 1.
Cash and Short-Term Investments
The Company’s consolidated cash balance at June 30, 2008 consisted of $120.9 million of cash and cash equivalents and $123.3 million of restricted cash. The restricted cash balance related to the bond posted to stay the execution of the July 17, 2007 judgment, pending appeal, in the MEEI litigation. The Company has $172.5 million of convertible notes that can be redeemed at the option of the Company, or put back to the Company at the option of the holders, in September 2008. The reported June 30, 2008 cash balance does not include the $150 million received in July upon closing of the Aczone divestment to Allergan Sales, LLC.
RECENT EVENTS
Based on interim clinical trial results from our lemuteporfin (QLT 0074) injectable formulation Phase I/II study in patients with severe acne, QLT has decided to re-evaluate continuation of its current clinical development plans for photodynamic therapy with lemuteporfin (QLT 0074) for acne.
RECENT COMPANY HIGHLIGHTS
*	Completed enrolling 160 patients in the Company’s Phase II RADICAL trial to determine if combination therapy with Visudyne reduces retreatment rates compared with an anti-VEGF antibody while maintaining similar vision outcomes and an acceptable safety profile.

*	Announced proof-of-concept trial results of QLT’s wholly-owned subsidiary, QLT Plug Delivery, Inc., punctal plug drug delivery technology.

*	Signed a sale and purchase agreement to sell the land and building comprising its corporate headquarters and an adjacent undeveloped parcel of land in Vancouver, British Columbia.

*	Entered into an asset purchase agreement with Allergan Sales, LLC, a wholly-owned subsidiary of Allergan, Inc. to fully divest QLT’s worldwide rights to Aczone, a prescription topical medicine approved in the United States and Canada for the treatment of acne vulgaris. QLT received a one-time cash payment of US$150 million upon the transaction closing, which occurred on July 14.
UPCOMING EVENTS
On August 5, 2008 Bob Butchofsky, CEO, will be giving a corporate presentation at the BMO Capital Markets Focus on Healthcare Conference, New York, NY.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit our web site at www.qltinc.com.
Conference call information
QLT Inc. will hold an investor conference call to discuss second quarter 2008 results on Tuesday, July 29, 2008 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1‑800‑319‑6413 (North America) or 604-638-9010 (International), access code 7157, followed by the “#” sign.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands of United States dollars, except per share information)	2008	2007	2008	2007

(Unaudited)

Revenues
Net product revenue	$13,685	$18,999	$25,593	$39,564

Costs and expenses
Cost of sales	3,232	3,151	5,362	6,627
Accrued cost of sales re: MEEI(1)	1,219	—	2,312	—
Research and development	8,114	8,727	16,162	17,155
Selling, general and administrative	4,556	4,676	11,097	9,991
Depreciation	1,080	1,283	2,101	2,576
Litigation	864	109,897	864	109,897
Restructuring charge	1,656	121	9,090	494

	20,721	127,855	46,988	146,740

Operating loss	(7,036)	(108,856)	(21,395)	(107,176)

Investment and other (expense) income
Net foreign exchange (losses) gains	(17)	(448)	237	(423)
Interest income	1,619	3,442	3,936	7,345
Interest expense	(3,040)	(1,648)	(6,068)	(3,230)
Other	109	111	263	1,264

	(1,329)	1,457	(1,632)	4,956

Loss from continuing operations before income taxes	(8,365)	(107,399)	(23,027)	(102,220)

Recovery of income taxes	1,494	36,605	3,605	34,918

Loss from continuing operations	(6,871)	(70,794)	(19,422)	(67,302)

(Loss) income from discontinued operations, net of income taxes	(567)	2,127	1,513	3,500

Net loss	$(7,438)	$(68,667)	$(17,909)	$(63,802)

Basic net loss per common share
Continuing operations	$(0.09)	$(0.94)	$(0.26)	$(0.90)
Discontinued operations	(0.01)	0.03	0.02	0.05

Net loss	$(0.10)	$(0.92)	$(0.24)	$(0.85)

Diluted net loss per common share
Continuing operations	$(0.09)	$(0.94)	$(0.26)	$(0.90)
Discontinued operations	(0.01)	0.03	0.02	0.05

Net loss	$(0.10)	$(0.92)	$(0.24)	$(0.85)

Weighted average number of common shares outstanding (in thousands)
Basic	74,620	74,982	74,620	75,195
Diluted	74,620	74,982	74,620	75,195

(1)	Amount accrued on Visudyne sales since June 30, 2007 pursuant to and pending outcome of appeal of the judgment rendered in the MEEI litigation.

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	June 30,	December 31,
(In thousands of United States dollars)	2008	2007

(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$120,890	$126,731
Restricted cash	123,280	123,495
Accounts receivable	30,399	25,257
Income taxes receivable	54,497	48,421
Inventories	11,454	18,511
Current portion of deferred income tax assets	11,512	19,392
Other	12,988	11,930

	365,020	373,737

Property, plant and equipment	8,245	11,643
Assets held for sale	39,676	41,107
Deferred income tax assets	9,695	7,041
Goodwill	93,755	94,903
Long-term inventories and other assets	21,683	20,556

	$538,074	$548,987

LIABILITIES
Current liabilities
Accounts payable	$8,924	$8,486
Income taxes payable	181	—
Accrued restructuring charge	1,479	153
Accrued liabilities	130,007	123,294
Convertible debt	172,500	172,500
Current portion of deferred revenue	9,001	8,431
Current portion of deferred income tax liabilities	9,421	11,291

	331,513	324,155

Uncertain tax position liabilities	2,209	2,070
Deferred revenue	2,204	2,939

	335,926	329,164

SHAREHOLDERS’ EQUITY
Common shares	702,221	702,221
Additional paid in capital	121,889	119,779
Accumulated deficit	(732,364)	(714,455)
Accumulated other comprehensive income	110,402	112,278

	202,148	219,823

	$538,074	$548,987

As at June 30, 2008, there were 74,620,328 issued and outstanding common shares and 6,512,901 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2008 Second Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 1

	Three months ended			Three months ended
	June 30, 2008			June 30, 2008
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)

Revenues
Net product revenue	$13.7	$(0.4)	(a)	$13.2

Cost and expenses
Cost of sales	(3.2)	0.9	(a) (b)	(2.3)
Accrued cost of sales re: MEEI	(1.2)	1.2	(c)	—
Research and development	(8.1)	0.2	(b)	(7.9)
Selling, general and administrative	(4.6)	0.4	(b)	(4.2)
Depreciation	(1.1)	0.2	(d)	(0.9)
Litigation	(0.9)	0.9	(e)	—
Restructuring	(1.7)	1.7	(f)	—

	(20.7)	5.5		(15.3)

Operating loss	(7.0)	5.0		(2.0)

Investment and other (expense) income
Net foreign exchange losses	(0.0)	—		(0.0)
Interest income	1.6	—		1.6
Interest expense	(3.0)	1.4	(c)	(1.6)
Other	0.1	—		0.1

	(1.3)	1.4		0.1

Loss from continuing operations before income taxes	(8.4)	6.4		(1.9)
Recovery (provision) for income taxes	1.5	(1.9)	(g)	(0.4)

Loss from continuing operations	(6.9)	4.6		(2.3)

(Loss) income from discontinued operations, net of income taxes	(0.6)	4.1	(a) (b) (f)	3.5

Net (loss) income	$(7.4)	$8.7		$1.2

Basic net (loss) income per common share:
Continuing operations	$(0.09)			$(0.03)
Discontinued operations	(0.01)			0.05

Net (loss) income	$(0.10)			$0.02

Diluted net (loss) income per common share:
Continuing operations	$(0.09)			$(0.03)
Discontinued operations	(0.01)			0.05

Net (loss) income	$(0.10)			$0.02

Weighted average number of common shares outstanding (in millions)
Basic	74.6			74.6
Diluted	74.6			74.6

Adjustments:

(a)	Remove inventory write-down.

(b)	Remove stock based compensation.

(c)	Remove accrued cost of sales re: MEEI and related interest expense.

(d)	Remove impairment of fixed assets.

(e)	Remove litigation expense.

(f)	Remove restructuring charge.

(g)	Remove income tax impact of the above adjustments.

(1)	The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2008 Second Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 2

	Six months ended			Six months ended
	June 30, 2008			June 30, 2008
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)

Revenues
Net product revenue	$25.6	$(0.4)	(a)	$25.2

Cost and expenses
Cost of sales	(5.4)	0.9	(a) (b)	(4.5)
Accrued cost of sales re: MEEI	(2.3)	2.3	(c)	—
Research and development	(16.2)	0.6	(b)	(15.6)
Selling, general and administrative	(11.1)	0.8	(b)	(10.3)
Depreciation	(2.1)	0.2	(d)	(1.9)
Litigation	(0.9)	0.9	(e)	—
Restructuring	(9.1)	9.1	(f)	—

	(47.0)	14.7		(32.2)

Operating loss	(21.4)	14.3		(7.1)

Investment and other (expense) income
Net foreign exchange gains	0.2	—		0.2
Interest income	3.9	—		3.9
Interest expense	(6.1)	2.8	(c)	(3.3)
Other	0.3	—		0.3

	(1.6)	2.8		1.2

Loss from continuing operations before income taxes	(23.0)	17.1		(5.9)
Recovery (provision) for income taxes	3.6	(4.9)	(g)	(1.3)

Loss from continuing operations	(19.4)	12.2		(7.2)

Income from discontinued operations, net of income taxes	1.5	4.3	(a) (b) (f)	5.8

Net loss	$(17.9)	$16.5		$(1.4)

Basic net loss per common share:
Continuing operations	$(0.26)			$(0.10)
Discontinued operations	0.02			0.08

Net loss	$(0.24)			$(0.02)

Diluted net loss per common share:
Continuing operations	$(0.26)			$(0.10)
Discontinued operations	0.02			0.08

Net loss	$(0.24)			$(0.02)

Weighted average number of common shares outstanding (in millions)
Basic	74.6			74.6
Diluted	74.6			74.6

Adjustments:

(a)	Remove inventory write-down.

(b)	Remove stock based compensation.

(c)	Remove accrued cost of sales re: MEEI and related interest expense.

(d)	Remove impairment of fixed assets.

(e)	Remove litigation expense.

(f)	Remove restructuring charge.

(g)	Remove income tax impact of the above adjustments.

(1)	The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.:
Vancouver, Canada
Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
The Trout Group:
New York, USA
Brandon Lewis
Telephone: 646-378-2915
or
Marcy Strickler
Telephone: 646-378-2927
QLT Plug Delivery, Inc. is a wholly-owned subsidiary of QLT Inc.
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
Aczone is a registered trademark of Allergan Sales, LLC.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: our plans to divest certain core and non-core assets; our expectations for timing to receive data from our CORE study and our Visudyne RADICAL study; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; our ability to successfully complete the sale of one or more of our assets or operations at an acceptable price and the time period necessary to complete such sales are uncertain; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including Visudyne and our punctal plug technology) and the associated costs of these programs; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.